PART II

                        OTHER INFORMATION


Items 1 through 6

The information required by these items has been omitted as it is not applicable.

Reports Filed on Form 8-K

On January 26, 1998, an 8-K was filed under Item 2 of the regulations; Acquisition or Disposition of Assets. The Form 8-K reported the execution of the final merger agreement and the merger with Whipple & Company, P.C. The Form 8-K is incorporated into this Form 10-Q by reference to file number 0-14227 for such Form 8-K filings with the Commission.


                            SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                     THE SOMERSET GROUP, INC.
                           (Registrant)




                           By s/Marni McKinney
                                Marni McKinney
                               President &
                        Chief Executive Officer




                         By s/Joseph M. Richter
                              Joseph M. Richter
                         Executive Vice President &
                          Chief Financial Officer

Date: April 30, 1998











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